UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2012

Horizon Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-10792	35-1562417
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Franklin Square, Michigan City, Indiana		46360
(Address of Principal Executive Offices)		(Zip Code)

(219) 879-0211
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On April 20, 2012, the Board of Directors of Horizon Bancorp (the “Company”) adopted Ownership Guidelines (the “Guidelines”). The Guidelines include requirements that the members of the Boards of Directors of the Company and its wholly owned banking subsidiary and the Company’s executive and senior officers attain and maintain a level of ownership of the Company’s common stock having a value at least equal to the following ownership thresholds specified in the Guidelines:

Participant	Ownership Thresholds
Director	3 times amount of annual retainer
Chief Executive Officer	3 times base salary
Named Executive Officers (other than Chief Executive Officer)	2 times base salary
Senior Officers	1 time base salary

Until a participant meets the Ownership Threshold, or, if after meeting the Ownership Threshold, a participant’s stock ownership falls below the Ownership Threshold due to stock price fluctuations, then the participant must retain, when acquiring additional shares of the Company’s common stock, that number of shares having a value equal to the following:

Participant	Percentage of After-Tax Profit Associated with the Acquired Shares
Director and Chief Executive Officer	75%
Named Executive Officers (other than the Chief Executive Officer) and Senior Officers	50%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: May 2, 2012	Horizon Bancorp

	By:	/s/ Mark E. Secor
Mark E. Secor, Chief Financial Officer